UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2016

CECO Environmental Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4625 Red Bank Road, Cincinnati, Ohio		45227
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2006, CECO Environmental Corp. (the “Company”) entered into a warrant agreement (the “Warrant Agreement”) with Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (as predecessor to Icarus Investment Corp. (“Icarus”)). The Warrant Agreement provides for warrants to purchase 250,000 shares of the Company’s common stock (the “Common Stock”). On December 7, 2016, the Company and Icarus executed Amendment No. 1 (the “Amendment”) to the Warrant Agreement to provide for the cashless exercise of the warrants to purchase Common Stock issued to Icarus pursuant to the Warrant Agreement.

The description set forth herein of the terms and conditions of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Warrant Agreement, dated as of December 7, 2016, by and between CECO Environmental Corp. and Icarus Investment Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP.

By:	/s/ Jeffrey Lang
Name: Jeffrey Lang Title: Chief Executive Officer

Date: December 9, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Warrant Agreement, dated as of December 7, 2016, by and between CECO Environmental Corp. and Icarus Investment Corp.